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                                                                   Exhibit 10.22


[ENODIS LOGO]
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  Enodis Corporation - 2227 Welbilt Boulevard - New Port Richey, FL 34655 - USA
                         Tel: 727-375-9300 - Fax: 727-372-6709 - www.enodis.com


March 30, 2001

Mr. W. D. Wrench
16 Coates Hill Ct.
Bolton, Ontario, L7E 5R7

Dear Dave,

This will confirm our recent discussions regarding your new appointment with Enodis Corporation.

This letter and agreement will replace our letter and agreement dated February 7, 2000.

Effective April 1, 2001, you will assume the position of Executive Vice President and Chief Financial Officer for the Foodservice Group NA.

Your base salary will be Cdn. $240,000 plus a target bonus of 60% of salary, to a maximum of 100% based on the Foodservice Group results. In addition you will be eligible for annual stock option awards of 100% of base salary, as provided in the attached Enodis executive bonus and stock option program.

Your car allowance will be Cdn. $1000 per month all in.

You will be on the Garland Commercial Range Limited payroll and the Garland Benefit program, except you will participate in the Executive benefit program, which at this time includes life insurance at 3x base salary plus target bonus. Your vacation will continue at 4 weeks annually.

Should your services be no longer required and your employment is terminated you will receive 12 months salary on termination as provided in the Enodis policy.

You will continue to operate from your home office and from Garland. We will cover the costs of necessary office equipment and ongoing operating costs.

As agreed in our discussions on immigration and tax implications, we will assist you and cover the cost of obtaining a green card should that be required, and the renewal of your current H1B visa. And if it becomes necessary for you a file a tax return in the USA, the company will cover the specific cost of preparation and filing.

I look forward to working with you during this tremendous period of change.

Sincerely,

/s/ Dave S. McCulloch

D.S. McCulloch                           Agreed: /s/ W.D. WRENCH
President, Foodservice Group NA                 -------------------
                                                W.D. Wrench